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                                                                     EXHIBIT 7.2


                                  SCHEDULE 13D
                             JOINT FILING AGREEMENT

         This Joint Filing Agreement is dated as of September 8, 2003, by and among CLB Partners, Ltd. ("CLB PARTNERS"), CLB Holdings, LLC ("CLB HOLDINGS"), Will Cureton ("MR. CURETON"), The Richard and Nancy Bloch Family Trust (the "BLOCH TRUST"), Richard Bloch ("MR. BLOCH") and Nancy Bloch ("MRS. BLOCH").

         WHEREAS, pursuant to paragraph (k)(1) of Rule 13d-1 promulgated under
Section 13d(1) of the Securities Exchange Act of 1934, as amended, the parties hereto have decided to satisfy their filing obligations under the Act by a single joint filing.

         NOW, THEREFORE, the undersigned do hereby agree as follows:

         1. The Amendment No. 1 to the Schedule 13D with respect to Ascendant Solutions, Inc., a Delaware corporation, to which this Agreement is attached as
Exhibit 7.02, is filed on behalf of CLB Partners, CLB Holdings, Mr. Cureton, the Bloch Trust, Mr. Bloch and Mrs. Bloch.

         2. Each of CLB Partners, CLB Holdings, Mr. Cureton, the Bloch Trust, Mr. Bloch and Mrs. Bloch is responsible for the completeness and accuracy of the information concerning such person or entity contained therein; provided that each person or entity is not responsible for the completeness or accuracy of the information concerning any other person or entity making such filing.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]



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         IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first written above.


                                      CLB PARTNERS, LTD.

                                      By: CLB Holdings, LLC, General Partner


                                          By: /s/ WILL CURETON
                                             --------------------------------
                                             Will Cureton, President


                                      CLB HOLDINGS, LLC


                                      By: /s/ WILL CURETON
                                         ------------------------------------
                                         Will Cureton, President


                                      THE RICHARD AND NANCY BLOCH FAMILY TRUST


                                      By: /s/ RICHARD BLOCH
                                         ------------------------------------
                                         Richard Bloch, Co-Trustee


                                      By: /s/ NANCY BLOCH
                                         ------------------------------------
                                         Nancy Bloch, Co-Trustee


                                         /s/ RICHARD BLOCH
                                         ------------------------------------
                                         RICHARD BLOCH

                                         /s/ NANCY BLOCH
                                         ------------------------------------
                                         NANCY BLOCH

                                         /s/ WILL CURETON
                                         ------------------------------------
                                         WILL CURETON